UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

Atrium Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-20095 (Commission File Number)	75-2642488 (IRS Employer Identification No.)

3890 West Northwest Highway, Suite 500, Dallas, TX (Address of Principal Executive Office)	75220 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 630-5757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE

Item 8.01 Other Events

     On November 29, 2004, Atrium Companies, Inc. (the “Company”, “we”, “us” or “our”) announced that the Company and its parent, Atrium Corporation (the “Parent”), intended to effect a comprehensive refinancing plan (the “Refinancing”). The elements of the proposed Refinancing are: (i) the issuance of senior discount notes (the “New Notes”) by a newly formed wholly owned subsidiary of the Company (“New Subsidiary 1”), which subsidiary will subsequently become a direct subsidiary of the Parent through a distribution of the capital stock of New Subsidiary 1 and the contribution of the net proceeds from such issuance to the Company, and (ii) the Company entering into a new senior secured credit facility (the “New Credit Facility”). The Company intends to use the proceeds from the Refinancing primarily to consummate a cash tender offer (the “Offer”) and consent solicitation (the “Solicitation”) for all of its outstanding 10 1/2 % Senior Subordinated Notes due 2009 (the “Notes”) and to repay all outstanding borrowings under its existing senior secured credit facility. On December 7, 2004, the Company commenced the Offer and the Solicitation by distributing an Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) to the holders of the Notes. The Company is filing this Current Report on Form 8-K (“Current Report”) in order to update the information in the Offer to Purchase and to describe the income tax effects of the pro forma adjustments described therein. Specifically, the information contained in this Current Report under the heading “Unaudited Pro Forma Consolidated Financial Data” replaces in its entirety the section contained in the Offer to Purchase bearing the same title.

     Specifically, the elements of the Refinancing (including the payment of related costs and expenses) are:

•	Restructuring. The Company will form New Subsidiary 1, which initially will be a wholly owned subsidiary of the Company, and New Subsidiary 1 will then form a new wholly owned subsidiary of New Subsidiary 1 (“New Subsidiary 2”). Immediately after the Company enters into the New Credit Facility and repays all borrowings under the Company’s existing credit facility and New Subsidiary 1 issues the New Notes, the Company will dividend the capital stock of New Subsidiary 1 to the Parent and, following such dividend, the Company will merge with New Subsidiary 2, with the Company being the surviving entity in such merger.

•	New Credit Facility. On or prior to the date the Notes are initially paid for pursuant to the Offer (the “Initial Payment Date”), the Company intends to enter into the New Credit Facility which is expected to provide for (i) a new revolving facility of up to $50.0 million and (ii) a new $325.0 million term loan facility.

•	Repayment of Borrowings Under Existing Credit Facility. On or prior to the Initial Payment Date, the Company intends to repay in full all borrowings (consisting of existing revolving loans and existing term loans estimated to be approximately $198.6 million as of September 30, 2004) under its existing credit facility.

•	The New Notes Offering. On or prior to the Initial Payment Date, New Subsidiary 1 intends to issue the New Notes and contribute the net proceeds therefrom to the Company as the surviving entity in the merger with New Subsidiary 2.

•	Repurchase or Redemption of the Notes. The Company intends to consummate the Offer and intends to redeem any Notes that are not tendered pursuant to the Offer.

     This Current Report contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to us based on beliefs of management that involve substantial risks and uncertainties. When used in this Current Report, the words “anticipate”, “believe”, “estimate”, “expect”, “intend” and other similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements reflect our current views with respect to the risks and uncertainties regarding our operations and results of operations, as well as our customers and suppliers, including the availability of credit; competition within our industry; interest rate fluctuations; employment trends; changes in levels of consumer confidence and preferences; national and regional trends in new housing starts; costs of compliance with environmental, health and safety laws; protection of our intellectual property; costs for labor, land and raw materials; pricing pressures; impact of construction defect and home warranty claims; shifts in market demand and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual sales may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

     The New Notes will not be registered under the Securities Act of 1933 (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      The following unaudited pro forma consolidated balance sheet and consolidated statements of operations are based on the Company’s historical consolidated financial statements and the historical consolidated financial statements of the Company’s acquired entities adjusted to give effect to:

•	the Refinancing, as if it had occurred on January 1, 2003 with respect to the statements of operations and September 30, 2004 with respect to the balance sheet;

•	the December 2003 merger of the Parent with affiliates of Kenner & Company, Inc. (the “Merger”), as if it had occurred on January 1, 2003;

•	the application of “pushdown accounting” pursuant to Staff Accounting Bulletin No. 54, “Application of “Pushdown Accounting” Relating to the Acquisition of Certain Subsidiaries” (“SAB 54”), as if it had occurred on January 1, 2003 with respect to the statements of operations and September 30, 2004 with respect to the balance sheet. In connection with the Merger, we did not apply “pushdown accounting.” The guidance in SAB No. 54 allows post-merger financial statements to continue under the historical basis of accounting if significant public debt (e.g., the Notes) remains outstanding. Pursuant to the Refinancing, the Notes will be retired in their entirety. Upon such retirement of the Notes, we will be required to apply “pushdown accounting”;

•	the following acquisitions completed during 2004 (collectively, the “2004 Acquisitions”), as if they each had occurred on January 1, 2003:

•	Robico Shutters, Inc. and Expert Installation Service, Inc. On June 1, 2004, we acquired all of the assets of Robico Shutters, Inc. and Expert Installation Services, Inc. through an existing wholly-owned subsidiary, Atrium Shutters, Inc. (collectively, “Atrium Shutters”), for approximately $11.7 million in cash, $0.3 million in the form of warrants to purchase the Parent’s common stock and transaction fees of approximately $0.3 million. Atrium Shutters, based in Ft. Lauderdale, Florida, manufactures and installs custom-fit, hurricane and storm protection systems for new home construction in Florida;

•	West Coast Custom Finish, Inc. On August 2, 2004, we acquired substantially all of the assets of West Coast Custom Finish, Inc. (“West Coast Custom”), a Nevada corporation, for $2.3 million in cash with an additional amount of $3.5 million to be paid over a period of four years upon the achievement of certain financial targets. West Coast Custom, based in Palm Springs, California, distributes and installs aluminum and vinyl windows for new home construction in the Riverside County and Desert areas of Southern California;

•	Kinco, Ltd. On September 1, 2004, we acquired substantially all of the assets of Kinco, Ltd. (“Kinco”), a Florida limited partnership, for $26.6 million in cash, approximately $.4 million in assumed liabilities, approximately $0.2 million in the form of warrants to purchase the Parent’s common stock and transaction fees of $1.0 million. Kinco, based in Jacksonville, Florida, manufactures, distributes and installs aluminum and vinyl windows for the new home construction and replacement markets in Florida, Georgia and South Carolina; and

•	the following acquisitions completed during 2003 (collectively, the “2003 Acquisitions”), as if they each had occurred on January 1, 2003:

•	Miniature Die Casting. On January 31, 2003, we acquired substantially all of the assets of Miniature Die Casting of Texas, L.P. (“MD Casting”), a zinc die cast hardware manufacturer located in Fort Worth, Texas for approximately $3.3 million in cash, transaction fees of approximately $0.1 million and an additional amount of up to $0.6 million to be paid over three years upon the achievement by MD Casting of certain financial targets, of which $0.15 million has been paid.

•	Danvid. On April 1, 2003, we acquired substantially all of the assets of Danvid Window Company (“Danvid”), an aluminum and vinyl window manufacturer located in Dallas, Texas, for approximately $5.5 million in cash, $0.3 million in transaction fees and the assumption of certain liabilities.

•	Aluminum Screen. On October 1, 2003, we acquired substantially all of the assets of Aluminum Screen Manufacturing Ltd., L.L.P., Aluminum Screen Products, Inc. and Aztex Screen Products (collectively, “Aluminum Screen”), a screen manufacturer with manufacturing and distribution operations in Dallas, Houston, Las Vegas, Phoenix and Ciudad Juarez, Mexico, for $16.5 million in cash, and approximately $0.8 million in transaction fees.

•	Superior. On December 31, 2003, we acquired all of the capital stock of Superior Engineered Products Corporation (“Superior”), a manufacturer of windows and other building materials based in Ontario, California for $48.8 million in cash, approximately $1.0 million in transaction fees and $5.0 million in the Parent’s stock.

      The unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 presented below has been derived from the Company’s audited consolidated financial statements and the consolidated financial statements of the Company’s acquired entities. The unaudited pro forma consolidated balance sheet presented below as of September 30, 2004 and the unaudited pro forma consolidated statements of operations presented below for the nine-month and twelve-month periods ended September 30, 2004 have been derived from the Company’s unaudited consolidated financial statements and those of the Company’s acquired entities. The unaudited pro forma consolidated balance sheet and consolidated statements of operations have been derived from currently available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated balance sheet and consolidated statements of operations do not present financial information for the Parent. The unaudited pro forma consolidated balance sheet and consolidated statements of operations do not purport to represent what our consolidated balance sheet or consolidated statements of operations would have been if the 2003 Acquisitions, the 2004 Acquisitions and pro forma transactions had been completed on the dates indicated, nor do they purport to indicate our future financial condition or results of operations.

      The following unaudited pro forma consolidated balance sheet and consolidated statements of operations should be read in conjunction with “Notes to Unaudited Pro Forma Consolidated Statements of Operations” and “Notes to Unaudited Pro Forma Consolidated Balance Sheet” presented below and the historical financial statements incorporated by reference in this Statement.

ATRIUM COMPANIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2004
(dollars in thousands)

		Pro Forma
	As	Adjustments for
	Reported	Refinancing		Pro Forma

ASSETS

Current assets:

Cash and cash equivalents	$4,159	$(3,083	)(a)	$1,076

Accounts receivable, net	22,866	—		22,866

Retained interest in sold accounts receivable	23,666	—		23,666

Inventories, net	74,699	1,400	(b)	76,099

Prepaid expenses and other current assets	6,329	—		6,329

Deferred tax asset	2,186	(563	)(b)(c)	1,623

Total current assets	133,905	(2,246)		131,659

Property, plant and equipment, net	104,573	12,900	(b)	117,473

Goodwill	395,231	(133,623	)(b)	261,608

Intangible assets, net	21,974	399,000	(b)	420,974

Deferred financing costs, net	14,480	(11,980	)(d)	2,500

Other assets	6,005	—		6,005

Total assets	$676,168	$264,051		$940,219

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:

Accounts payable	$47,969	$—		$47,969

Accrued liabilities	47,683	(10,890	)(e)	36,793

Current portion of notes payable	3,960	1,249	(f)	5,209

Total current liabilities	99,612	(9,641)		89,971

Non-current liabilities:

Notes payable, net of current portion	430,419	(101,305	)(g)	329,114

Deferred tax liability	2,186	138,765	(b)(c)	140,951

Other non-current liabilities	5,142	—		5,142

Total non-current liabilities	437,747	37,460		475,207

Total liabilities	537,359	27,819		565,178
Stockholder’s equity	138,809	236,232	(b)(h)	375,041

Total liabilities and stockholder’s equity	$676,168	$264,051		$940,219

Notes to Unaudited Pro Forma Consolidated Balance Sheet (all dollars in thousands)

(a)	Represents the net cash outlay that would have been required if the Refinancing had occurred on September 30, 2004.

(b)	In connection with the Merger, we did not apply “pushdown accounting” pursuant to SAB No. 54. Pursuant to the Refinancing, the Notes will be retired and “pushdown accounting” will be required. Therefore, the Merger has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

      The estimated fair value adjustments associated with pushdown accounting are as follows:

Increase in inventory related to fair value adjustment of finished goods and work in progress	$1,400

Increase in fair value of property, plant and equipment with estimated average useful lives of 8 years	12,900

Increase to intangible assets related to fair value of trade names of $91,000 with indefinite lives and customer relationships of $308,000 ($260,000 with estimated lives of 10 years and $48,000 with estimated lives of 7 years)	399,000

Increase in net deferred tax liability	(139,328)

Decrease in goodwill associated with the purchase price in excess of fair value of net assets acquired	(133,623)

Net increase in equity related to pushdown accounting in connection with the Merger	$140,349

   The allocation of the purchase price, the related assignment of asset lives, and resulting depreciation and amortization expense are based on preliminary estimates, which may differ from the final purchase price allocation and the final lives assigned to the assets. Any change in the fair value or lives assigned to amortizable or depreciable assets may impact future operating results. We subject the carrying value of our goodwill and intangible assets to an annual impairment test. Our evaluation in 2004 will include a determination of any potential impairment related to the loss of certain business with The Home Depot. See Recent Developments for further explanation.

(c)	Represents the income tax effect of the pro forma adjustments.

(d)	Represents the financing costs related to the New Credit Facility offset by the write-off of deferred financing costs related to the existing credit facility and the Notes.

Financing costs related to the New Credit Facility	$2,500

Write-off of deferred financing costs for the debt to be retired	(14,480)

Net reduction in deferred financing costs	$(11,980)

(e)	Represents the elimination of accrued interest related to the retirement of the Notes and the refinancing of the existing credit facility.

(f)	Represents the change in the Company’s capital structure in connection with the Refinancing.

Current portion of the New Credit Facility	$3,250

Repayment of current portion of the existing term loans	(2,001)

Net increase to current portion of notes payable	$1,249

(g)	Represents the change in the Company’s capital structure in connection with the Refinancing.

Borrowings under the New Credit Facility (long-term portion)	$321,750

Repayment of existing term loans (long-term portion)	(196,598)

Repayment of the Notes(1)	(226,457)

Net decrease to notes payable	$(101,305)

(1) Includes $1,457 of unamortized net premium.

(h)	Represents the change in equity as a result of the Refinancing.

Net capital contribution from New Subsidiary 1	$121,000

Increase related to pushdown accounting in connection with the Merger	140,349

Write-off of unamortized premium on the Notes	1,457

Tender premium (including Consent Payments) on the Notes	(12,094)

Write-off of financing costs for the debt to be retired	(14,480)

Net increase to equity	$236,232

ATRIUM COMPANIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2004
(dollars in thousands)

		Acquisitions

		Historical
		Financials	Pro Forma		Pro Forma
	As	for 2004	Adjustments for		Adjustments for
	Reported	Acquisitions (b)	2004 Acquisitions		Refinancing (j)		Pro Forma

NET SALES	$535,850	$54,220	$—		$—		$590,070

COST OF GOODS SOLD	374,025	40,814	(240	)(c)	897	(r)	415,496	(l)

Gross profit	161,825	13,406	240		(897)		174,574

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	114,266	9,754	(150	)(d)	305	(s)	124,175

Securitization expense	841	—	263	(e)	(400	)(q)	704

Stock compensation expense	—	—	—		—		—

Amortization expense	5,325	20	1,226	(f)	24,643	(s)	31,214

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	120,432	9,774	1,339		24,548		156,093

Special charges	2,938	47	(47	)(g)			2,938

	123,370	9,821	1,292		24,548		159,031

Income (loss) from operations	38,455	3,585	(1,052)		(25,445)		15,543

INTEREST EXPENSE	26,612	198	442	(h)	(14,519	)(k)	12,733

OTHER EXPENSE, NET	249	27	—		—		276

Income (loss) before income taxes	11,594	3,360	(1,494)		(10,926)		2,534

PROVISION (BENEFIT) FOR INCOME TAXES	505	59	652	(i)	(196	)(i)	1,020

NET INCOME (LOSS)	$11,089	$3,301	$(2,146)		$(10,730)		$1,514

Depreciation expense	$14,719	$493	$(210)		$1,202		$16,204

Adjusted EBITDA (a)	$62,029	$4,118	$180		$—		$66,327

ATRIUM COMPANIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003
(dollars in thousands)

				Acquisitions

				Historical	Historical
				Financials for	Financials for	Pro Forma		Pro Forma
	As	Less		2003	2004	Adjustments for		Adjustments for
	Reported	Divestitures(m)		Acquisitions(b)	Acquisitions(b)	Acquisitions		Merger

NET SALES	$597,810	$—		$89,945	$79,641	$(6,340	)(n)	$—

COST OF GOODS SOLD	408,501	—		63,548	55,665	(6,675	)(c)	—

Gross profit	189,309	—		26,397	23,976	335		—

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	128,797	—		16,682	18,051	(1,250	)(d)

Securitization expense	1,905	—		—	—	504	(e)	(721	)(q)

Stock compensation expense	553	—		—	—	—		(300	)(o)

Amortization expense	4,199	—		54	114	3,944	(f)	—

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	135,454	—		16,736	18,165	3,198		(1,021)

Special charges	11,024	965		35	275	(310	)(g)

	146,478	965		16,771	18,440	2,888		(1,021)

Income (loss) from operations	42,831	(965)		9,626	5,536	(2,553)		1,021

INTEREST EXPENSE	36,218	—		36	396	2,484	(h)	—

OTHER INCOME (EXPENSE), NET	69	—		1	(27)	—		—

Income (loss) before income taxes	6,682	(965)		9,591	5,113	(5,037)		1,021

PROVISION (BENEFIT) FOR INCOME TAXES	422	(6	)(i)	3,106	74	(321	)(i)	6	(i)

NET INCOME (LOSS)	$6,260	$(959)		$6,485	$5,039	$(4,716)		$1,015

Depreciation expense	$13,240	$—		$2,187	$738	$(136)		$—

Adjusted EBITDA(a)	$73,821	$—		$11,903	$6,636	$1,449		$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pro Forma
	Adjustments for
	Refinancing(j)		Pro Forma

NET SALES	$—		$761,056

COST OF GOODS SOLD	1,196	(r)	522,235	(l)

Gross profit	(1,196)		238,821

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	407	(s)	162,687

Securitization expense	—		1,688

Stock compensation expense	—		253

Amortization expense	32,857	(s)	41,168

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	33,264		205,796

Special charges			10,059

	33,264		215,855

Income (loss) from operations	(34,460)		22,966

INTEREST EXPENSE	(21,919	)(k)	17,215

OTHER INCOME EXPENSE, NET	—		43

Income (loss) before income taxes	(12,541)		5,794

PROVISION (BENEFIT) FOR INCOME TAXES	(961	)(i)	2,332

NET INCOME (LOSS)	$(11,580)		$3,462

Depreciation expense	$1,603		$17,632

Adjusted EBITDA(a)	$—		$93,809

ATRIUM COMPANIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2004
(dollars in thousands)

			Acquisitions

			Superior	Historical
			Oct. 1, 2003	Financials for	Pro Forma
		Less	To	2004	Adjustments for
	Historical (p)	Divestitures (m)	Dec. 31, 2003 (b)	Acquisitions (b)	Acquisitions

NET SALES	$691,423	$—	$14,483	$76,990	$(79	)(n)

COST OF GOODS SOLD	482,821	—	9,352	56,150	(447	)(c)

Gross profit	208,602	—	5,131	20,840	368

Selling, delivery, general and administrative expenses, (excluding securitization, stock compensation and amortization expense)	148,711	—	2,697	15,033	(346	)(d)

Securitization expense	1,878	—	—	—	388	(e)

Stock compensation expense	—	—	—	—	—

Amortization expense	6,457	—	—	105	2,156	(f)

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	157,046	—	2,697	15,138	2,198

Special charges	13,586	590	—	145	(145	)(g)

	170,632	590	2,697	15,283	2,053

Income (loss) from operations	37,970	(590)	2,434	5,557	(1,685)

INTEREST EXPENSE	37,804	—	—	287	1,073	(h)

OTHER EXPENSE, NET	340	—	444	45	—

Income (loss) before income taxes	(174)	(590)	1,990	5,225	(2,758)

PROVISION (BENEFIT) FOR INCOME TAXES	277	—	810	77	845	(i)

NET INCOME (LOSS)	$(451)	$(590)	$1,180	$5,148	$(3,603)

Depreciation expense	$18,449	$—	$480	$729	$(307)

Adjusted EBITDA(a)	$78,000	$—	$2,470	$6,491	$407

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Pro Forma		Pro Forma
	Adjustments for		Adjustments for
	Merger		Refinancing (j)		Pro Forma

NET SALES	$—		$—		$782,817

COST OF GOODS SOLD	—		1,196	(r)	549,072 (l)

Gross profit	—		(1,196)		233,745

Selling, delivery, general and administrative expenses, (excluding securitization, stock compensation and amortization expense)	—		407	(s)	166,502

Securitization expense	(578	)(q)	—		1,688

Stock compensation expense	—		—		—

Amortization expense	—		32,857	(s)	41,575

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	(578)		33,264		209,765

Special charges	—		—		12,996

	(578)		33,264		222,761

Income (loss) from operations	578		(34,460)		10,984

INTEREST EXPENSE	—		(22,193	)(k)	16,971

OTHER INCOME EXPENSE, NET	—		—		829

Income (loss) before income taxes	578		(12,267)		(6,816)

PROVISION (BENEFIT) FOR INCOME TAXES	3	(i)	(4,755)		(2,743)

NET INCOME (LOSS)	$575		$(7,512	)(i)	$(4,073)

Depreciation expense	$—		$1,603		$20,954

Adjusted EBITDA(a)	$—		$—		$87,368

Notes to Unaudited Pro Forma Consolidated Statements of Operations

      (a) EBITDA represents net income (loss) before interest expense, securitization expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA (as defined below) before stock compensation expense and special charges. While we do not intend for EBITDA or Adjusted EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider them as indicators of operating performance or alternatives to cash flow or operating income (as measured by GAAP) or as measures of liquidity, we include them to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. We believe EBITDA and Adjusted EBITDA provide investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA and Adjusted EBITDA are not defined by GAAP, they may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry. For a reconciliation of EBITDA to net income as reported for the nine months ended September 30, 2004 and the year ended December 31, 2003, see our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by the amendment thereto filed with the Commission on April 9, 2004, respectively, which are incorporated herein by reference.

      The following is a reconciliation of pro forma EBITDA and pro forma Adjusted EBITDA to pro forma net income:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

Net income (loss)	$1,514	$3,462	$(4,073)

Interest expense	12,733	17,215	16,971

Securitization expense	704	1,688	1,688

Income taxes	1,020	2,332	(2,743)

Depreciation and amortization	47,418	58,800	62,529

EBITDA	63,389	83,497	74,372

Stock compensation expense	—	253	—

Special charges(1)	2,938	10,059	12,996

Adjusted EBITDA(2)	$66,327	$93,809	$87,368

(1) The pro forma special charges of $12,996 incurred during the twelve months ended September 30, 2004 included $4,000 of charges for the vesting of warrants issued to Mr. Hull, $553 of charges for management retention bonuses to be paid on or after December 10, 2004, $6,407 of management transaction bonuses, $1,226 related to the termination of a consulting agreement with the former owner of Ellison Windows and $810 for stock option compensation related to options outstanding prior to the Merger. The pro forma special charges of $10,059 incurred during 2003 represented expenses associated with the Merger, which included $6,407 of management transaction bonuses, $1,615 of warrants issued to Mr. Hull, $1,226 related to the termination of a consulting agreement with the former owner of Ellison Windows and $811 for stock option compensation related to options outstanding prior to the Merger. The pro forma special charges of $2,938 incurred during the nine months ended September 30, 2004 included $2,385 of charges for the vesting of warrants issued to Mr. Hull and $553 of charges for accrued management retention bonuses to be paid on or after December 10, 2004.

(2) Pro forma Adjusted EBITDA for the twelve months ended September 30, 2004 does not include addbacks for non-cash LIFO expense of $2,183, a one-time inventory write-down at Kinco of $634, management fees paid to the former shareholders of Kinco of $231 and compensation paid to the former owner of Superior of $156, totaling $3,204.

      (b) Represents historical information for the acquired entities for the period presented. This historical information is unaudited and was prepared by the management of the applicable acquired entity and though our management has reviewed such historical information, a holder of Notes should not place undue reliance on any such information. The financial statements as of and for the year ended December 31, 2003 for Superior, Atrium Shutters and Kinco were audited. See our reports on Form 8-K filed the Commission, and incorporated by reference herein.

      The historical information for the 2003 Acquisitions and the 2004 Acquisitions is comprised of the following:

For the nine months ended September 30, 2004:

	2004 Acquisitions

	Atrium	West Coast
	Shutters	Custom	Kinco
	Jan. 1, 2004	Jan. 1, 2004	Jan. 1, 2004
	To	To	To
	May 31, 2004	Aug. 1, 2004	Aug. 31, 2004	Combined

NET SALES	$5,883	$3,782	$44,555	$54,220

COST OF GOODS SOLD	2,491	2,855	35,468	40,814

Gross profit	3,392	927	9,087	13,406

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	2,637	504	6,613	9,754

Securitization expense	—	—	—	—

Stock compensation expense	—	—	—	—

Amortization expense	10	—	10	20

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	2,647	504	6,623	9,774

Special charge	47	—	—	47

	2,694	504	6,623	9,821

Income from operations	698	423	2,464	3,585

INTEREST EXPENSE	21	—	177	198

OTHER INCOME (EXPENSE), NET	(2)	5	(30)	(27)

Income before income taxes	675	428	2,257	3,360

PROVISION FOR INCOME TAXES	—	59	—	59

NET INCOME	$675	$369	$2,257	$3,301

Depreciation expense	$100	$—	$393	$493

Adjusted EBITDA(a)	$853	$428	$2,837	$4,118

For the year ended December 31, 2003:

	2003 Acquisitions

			Aluminum
	MD Casting	Danvid	Screen	Superior
	Jan. 1, 2003	Jan. 1, 2003	Jan. 1, 2003	Jan. 1, 2003
	To	To	To	To
	Jan. 31, 2003	Mar. 31, 2003	Sep. 30, 2003	Dec. 31, 2003	Combined

NET SALES	$276	$12,320	$20,202	$57,147	$89,945

COST OF GOODS SOLD	189	10,162	14,674	38,523	63,548

Gross profit	87	2,158	5,528	18,624	26,397

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	58	2,411	3,226	10,987	16,682

Securitization expense	—	—	—	—	—

Stock compensation expense	—	—	—	—	—

Amortization expense	—	54	—	—	54

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	58	2,465	3,226	10,987	16,736

Special charge	—	—	35	—	35

	58	2,465	3,261	10,987	16,771

Income (loss) from operations	29	(307)	2,267	7,637	9,626

INTEREST EXPENSE	—	36	—	—	36

OTHER INCOME (EXPENSE), NET	—	(4)	17	(12)	1

Income (loss) before income taxes	29	(347)	2,284	7,625	9,591

PROVISION FOR INCOME TAXES	—	—	3	3,103	3,106

NET INCOME (LOSS)	$29	$(347)	$2,281	$4,522	$6,485

Depreciation expense	$1	$124	$189	$1,873	$2,187

Adjusted EBITDA(a)	$30	$(133)	$2,508	$9,498	$11,903

For the year ended December 31, 2003 (cont.):

	2004 Acquisitions

	Atrium	West Coast
	Shutters	Custom	Kinco
	Jan. 1, 2003	Jan. 1, 2003	Jan. 1, 2003
	To	To	To
	Dec. 31, 2003	Dec. 31, 2003	Dec. 31, 2003	Combined

NET SALES	$12,004	$7,280	$60,357	$79,641

COST OF GOODS SOLD	4,979	5,134	45,552	55,665

Gross profit	7,025	2,146	14,805	23,976

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	5,330	766	11,955	18,051

Securitization expense	—	—	—	—

Stock compensation expense	—	—	—	—

Amortization expense	15	—	99	114

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	5,345	766	12,054	18,165

Special charge	275	—	—	275

	5,620	766	12,054	18,440

Income from operations	1,405	1,380	2,751	5,536

INTEREST EXPENSE	44	—	352	396

OTHER INCOME (EXPENSE), NET	10	12	(49)	(27)

Income before income taxes	1,371	1,392	2,350	5,113

PROVISION FOR INCOME TAXES	—	74	—	74

NET INCOME	$1,371	$1,318	$2,350	$5,039

Depreciation expense	$154	$—	$584	$738

Adjusted EBITDA(a)	$1,859	$1,392	$3,385	$6,636

For the twelve months ended September 30, 2004:

	2004 Acquisitions

	Atrium	West Coast
	Shutters	Custom	Kinco
	Oct. 1, 2003	Oct. 1, 2003	Oct. 1, 2003
	To	To	To
	May. 31, 2004	Aug. 1, 2004	Aug. 31, 2004	Combined

NET SALES	$9,474	$6,015	$61,501	$76,990

COST OF GOODS SOLD	3,936	4,396	47,818	56,150

Gross profit	5,538	1,619	13,683	20,840

Selling, delivery, general and administrative expenses, (excluding securitization, stock compensation and amortization expense)	4,316	757	9,960	15,033

Securitization expense	—	—	—	—

Stock compensation expense	—	—	—	—

Amortization expense	14	—	91	105

SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES	4,330	757	10,051	15,138

Special charge	145	—	—	145

	4,475	757	10,051	15,283

Income from operations	1,063	862	3,632	5,557

INTEREST EXPENSE	36	—	251	287

OTHER INCOME (EXPENSE), NET	(7)	7	(45)	(45)

Income before income taxes	1,020	869	3,336	5,225

PROVISION FOR INCOME TAXES	—	77	—	77

NET INCOME	$1,020	$792	$3,336	$5,148

Depreciation expense	$139	$—	$590	$729

Adjusted EBITDA	$1,354	$869	$4,268	$6,491

      (c) Represents the elimination of cost of goods sold related to sales between the acquired companies and us prior to acquisition, intercompany rent payments between affiliates for equipment that was acquired in the Aluminum Screen acquisition and the net reduction in depreciation expense classified in cost of goods sold, partially offset by an increase to total depreciation expenses as a result of fair value adjustment to the underlying property, plant and equipment that was acquired, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004
(dollars in thousands)
Elimination of intercompany cost of goods sold	$—	$(6,340)	$(79)

Elimination of intercompany rent payments to an affiliate	—	(16)	—

Contractual change in rent expense	38	57	52

Net reduction in depreciation expense as a result of adjusting the underlying property, plant and equipment to fair market value, the Company’s classification and a change in their expected useful lives	(278)	(376)	(420)

Net reduction to cost of goods sold	$(240)	$(6,675)	$(447)

      (d) Represents the net change in general and administrative expenses through the adjustment of salaries and associated payroll taxes resulting from a contractual change in compensation structure for certain members of senior management in connection with the acquisitions, the elimination of certain transaction expenses incurred by MD Casting directly in connection with its acquisition, the net increase in depreciation expense as a result of adjusting the underlying property, plant and equipment to fair market value from the acquisitions and the Company’s classification and a change in their expected useful lives, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004
(dollars in thousands)
Contractual change in compensation structure of management(1)(2)	$(222)	$(1,487)	$(464)

Elimination of certain transaction expenses	—	(10)	—

Contractual change in rent expense	4	7	5

Net increase in depreciation expense as a result of adjusting the underlying property, plant and equipment to fair market value, the Company’s classification and a change in their expected useful lives	68	240	113

Net reduction in general and administrative expense	$(150)	$(1,250)	$(346)

(1)	The duties of the individuals to which this adjustment relates were not diminished post acquisition and no other costs are expected to be incurred that offset this adjustment.
(2)	Compensation paid to the former chairman of Superior, no longer employed by the Company, totaled $0, $509 and $156 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively. This amount has not been reflected in the adjustment for contractual change in compensation structure.

      (e) Represents the net increase in securitization expense had the 2004 Acquisitions occurred on January 1, 2003, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004
(dollars in thousands)
Securitization expense resulting from borrowing $7,627 at 2.30% for Kinco	$117	$175	$160

Securitization expense resulting from borrowing $2,288 at 2.30% for West Coast Custom	31	53	44

Securitization expense resulting from borrowing $11,985 at 2.30% for Atrium Shutters	115	276	184

Net increase to securitization expense	$263	$504	$388

      (f) Represents the net increase in amortization expense relating to intangible assets identified from the acquisitions, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004
(dollars in thousands)
Amortization expense for Superior	$—	$1,882	$471

Amortization expense for Atrium Shutters	772	1,544	1,158

Amortization expense for Kinco	474	632	632

Elimination of historical amortization expense	(20)	(114)	(105)

Net increase to amortization expense	$1,226	$3,944	$2,156

      (g) Represents the elimination of a special charge incurred as a result of the acquisitions, representing transaction expenses directly related to the acquisitions.

      (h) Represents the elimination of historical interest expense for debt that was not assumed by the Company and an increase in interest expense for $20,000 of additional term loan borrowings for the acquisition of Kinco and $40,000 of additional term loan borrowings for the acquisition of Superior, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004
(dollars in thousands)
Elimination of Atrium Shutter’s historical interest expense	$(21)	$(44)	$(36)

Elimination of Kinco’s historical interest expense	(177)	(352)	(251)

Interest expense resulting from $20,000 of additional term loan borrowings at 4.80%	640	960	880

Interest expense resulting from $40,000 of additional term loan borrowings at 4.80%	—	1,920	480

Net increase to interest expense	$442	$2,484	$1,073

      (i) Represents the income tax effect of the pro forma adjustments, considering the expected overall effective tax rate of the entities we acquired and given that a valuation allowance is not recorded on a pro forma basis.

      (j) The “Pro Forma Adjustments for Refinancing” do not reflect (i) the tender premium associated with the extinguishment of the Notes, (ii) the write-off of deferred financing costs, related to the debt to be retired in connection with the Refinancing, (iii) the write-off of the net unamortized premium on the Notes and (iv) the related tax effect of these items.

      (k) Represents the adjustment to historical interest expense on debt assumed to be retired and interest expense on debt issued in connection with the Refinancing as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004
(dollars in thousands)
Interest expense under the New Credit Facility at 4.80% plus applicable commitment and letter of credit fees(1)	$12,047	$16,064	$16,064

Amortization of deferred financing costs related to the New Credit Facility over average debt maturity	268	357	357

Interest expense resulting from a non-compete agreement acquired in connection with the acquisition of Danvid	55	72	77

Interest expense resulting from the hypothetical borrowing of $4,430 under our existing credit facility at 4.80% for the termination of the interest rate swap assuming termination on January 1, 2003(2)	—	213	—

Interest expense on capital leases	363	473	473

Elimination of interest expense resulting from the acquisitions	(640)	(2,880)	(1,360)

Elimination of historical interest expense(2)	(26,612)	(36,218)	(37,804)

Net reduction in interest expense	$(14,519)	$(21,919)	$(22,193)

(1)	A 1/8% increase or decrease in the interest rate would change interest expense by $305, $406 and $406 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively.

(2)	Historical interest expense for the year ended December 31, 2003 includes actual interest rate swap expenses of $4,554. This amount has been excluded herein as this interest rate swap was required to be terminated in connection with the Merger. Assuming termination of our swaps at January 1, 2003, we would have incurred additional borrowings of $4,430 based on the fair value of this swap at the beginning of 2003.

      (l) Includes non-cash LIFO expense of $1,433, $873 and $2,182 for the nine months ended September 30, 2004, the year ended December 31, 2003 and for the twelve months ended September 30, 2004, respectively.

      (m) Relates to additional liabilities that have been incurred in connection with the divestiture of Wing Industries, Inc. (“Wing”). Wing was divested in August of 2000.

      (n) Represents the elimination of net sales between the acquired companies and us prior to acquisitions.

      (o) Represents the elimination of stock compensation expense paid to the outgoing equity sponsor following the Merger. The new equity sponsor does not receive any such stock compensation.

      (p) Historical results of operations for the twelve months ended September 30, 2004 were calculated by summing our reported results for the nine months ended September 30, 2004 with our reported results for the three months ended December 31, 2003.

      (q) Represents the reduction in securitization expense had our new capital structure been in place on the first day of the period presented, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004
(dollars in thousands)
Securitization expense resulting from borrowing $40,800 at 2.30% on the accounts receivable securitization facility(1)	$704	$938	$938

Elimination of acquisition securitization expense	(263)	(504)	(388)

Elimination of historical securitization expense	(841)	(1,155)	(1,128)

Net reduction in securitization expense	$(400)	$(721)	$(578)

(1)	These adjustments do not include the elimination of $750 of structuring fees that were expensed in 2003. A 1/8% increase or decrease in the interest rate would change securitization expense for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004 by $38, $51 and $51, respectively.

      (r) Represents incremental depreciation expense associated with the fair value adjustment to property, plant and equipment in connection with the Merger of $897, $1,196 and $1,196 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively.

      (s) Represents incremental depreciation and amortization expense associated with the fair value adjustments under pushdown accounting to property, plant and equipment and intangible assets in connection with the Merger, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

Increase in depreciation expense	$305	$407	$407

Increase in amortization expense	$24,643	$32,857	$32,857

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.
Date: December 14, 2004	By:	/s/ Jeff L. Hull
		Name:	Jeff L. Hull
		Title:	Chief Executive Officer and President